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                              CERTIFICATE OF ELIMINATION
                                          OF
                               SERIES A PREFERRED STOCK
                                         AND
                               SERIES B PREFERRED STOCK




     Alliance Imaging, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

     1. The Certificate of Incorporation of the Corporation (the "CERTIFICATE OF INCORPORATION") was filed with the Secretary of State of the State of Delaware on May 27, 1987; a Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 18, 1987; a Certificate of Ownership and Merger Merging Alliance Imaging, Inc, a California corporation, into the Corporation was filed with the Secretary of State of the State of Delaware on July 21, 1988; the Certificate of Incorporation was amended in its entirety pursuant to the Certificate of Ownership and Merger Merging Casper Acquisition Corp, a Delaware corporation, into the Corporation filed with the Secretary of State of the State of Delaware on November 15, 1988; was amended in its entirety pursuant to the Certificate of Ownership and Merger Merging CTFG Acquisition Corp., a Delaware corporation, into the Corporation filed with the Secretary of State of the State of Delaware on March 21, 1989; was amended and restated in its entirety pursuant to the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 13, 1991; was amended by the Certificate of Amendment of Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 29, 1991; was amended by the Certificate of Correction of Certificate of Amendment of Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on June 20, 1991; was amended by the Certificate of Ownership and Merger of Clinical Imaging Centers, Inc., a California corporation, into the Corporation filed with the Secretary of State of the State of Delaware on July 6, 1992; and was amended by the Certificate of Amendment of Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on July 15, 1994; a Certificate of Designation of Series A 6.0% Cumulative Preferred Stock (the "SERIES A CERTIFICATE OF DESIGNATION") and a Certificate of Designation of Series B Convertible Preferred Stock (the "SERIES B CERTIFICATE OF DESIGNATION") were filed with the Secretary of State of the State of Delaware on January 23, 1995; a Certificate of Ownership and Merger of Alliance General Imaging, Inc., a California corporation, into the Corporation was filed with the Secretary of State of the State of Delaware on March 9, 1995 and a Certificate of

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Ownership and Merger of Atlantic/Gulf Imaging, Inc., a Georgia corporation, into the Corporation was filed with the Secretary of State of the State of Delaware on October 19, 1995; a Certificate of Designation of Series C 5% Cumulative Convertible Redeemable Preferred Stock was filed with the Secretary of State of the State of Delaware on April 26, 1996; a Certificate of Designation of Series
D 4% Cumulative Redeemable Convertible Preferred Stock and a Certificate of Designation of Series E 4% Cumulative Redeemable Convertible Preferred Stock were filed with the Secretary of State of the State of Delaware on December 30, 1996; and a Certificate of Ownership and Merger Merging Sun MRI Services, Inc., a California corporation, into the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1996.

     2. Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, this Certificate of Elimination was authorized and adopted, and the filing hereof was directed, by the Corporation's Board of Directors as of February 27, 1997. A copy of the resolutions, in substantially the form adopted by the Board of Directors as of February 27, 1997, is attached hereto as EXHIBIT A.

     3. No shares issued pursuant to the Series A Certificate of Designation remain outstanding, and none will be issued pursuant thereto.

     4. No shares were issued pursuant to the Series B Certificate of Designation, and none will be issued pursuant thereto.

     5. Upon filing of this Certificate of Elimination, the Certificate of Incorporation, as amended and restated to date, shall be amended to eliminate the Series A Certificate of Designation and the Series B Certificate of Designation.


     IN WITNESS WHEREOF, Alliance Imaging, Inc. has caused this Certificate of Elimination to the executed by its Secretary on February 27, 1997.

                                   ALLIANCE IMAGING, INC.



                                   By:  __________________________
                                        Terrence M. White, Secretary


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                                      EXHIBIT A


                                RESOLUTIONS ADOPTED BY
                                THE BOARD OF DIRECTORS
                                          OF
                                ALLIANCE IMAGING, INC.




     NOW, THEREFORE, BE IT RESOLVED, that none of the authorized shares of the Series A Preferred or Series B Preferred are outstanding, and no such shares will be issued subject to the Series A Certificate of Designation or the Series B Certificate of Designation; and

     FURTHER RESOLVED, that the officers of this corporation be, and each of them hereby is, authorized, empowered and directed to prepare, or cause to be prepared, execute and file, or cause to be filed, with the Secretary of State of the State of Delaware a Certificate of Elimination (the "CERTIFICATE OF ELIMINATION") indicating therein that none of the authorized shares of the Series A Preferred or Series B Preferred are outstanding, the Series A Certificate of Designation and the Series B Certificate of Designation (both of which certificates of designation were filed with the Delaware Secretary of State on January 23, 1995) shall be eliminated and that no shares of Series A Preferred or Series B Preferred will be issued pursuant thereto; and

     RESOLVED FURTHER, that the officers of this corporation be, and each of them, hereby is, authorized, empowered and directed to do, or cause to be done all such further acts or things and to sign and deliver, or cause to be signed and delivered, all such further documents, instruments and certificates, in the name and on behalf of this corporation, as such officer of this corporation may deem necessary, advisable or appropriate in connection with the Certificate of Elimination.